Exhibit




                                 Letterhead of
                  The American Franklin Life Insurance Company
                               #1 Franklin Square
                          Springfield, Illinois 62713



                                                   February 26, 1996




The American Franklin Life Insurance Company
#1 Franklin Square
Springfield, Illinois  62713


Gentlemen:

       As Senior Vice President, General Counsel and Secretary of The American Franklin Life Insurance Company (the "Company"), I have reviewed the corporate proceedings relating to the issuance during the year ended December 31, 1995 by Separate Account VUL of The American Franklin Life Insurance Company ("Separate Account VUL") of units of interest in Separate Account VUL under flexible premium variable life insurance policies ("1995 Policies") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended ("Rule 24f-2"). I have also participated in the preparation by Separate Account VUL of (i) Post-Effective Amendments to Separate Account VUL's Registration Statement on Form S-6 under the Securities Act of 1933, as amended, pursuant to which the 1995 Policies were offered, and (ii) a notice pursuant to Rule 24f-2 on Form 24F-2 for the year ended December 31, 1995 (the "Form 24F-2") with respect to the 1995 Policies. In addition, I have examined such other documents and such questions of law as in my judgment are necessary or appropriate for purposes of this opinion. Based upon the foregoing, it is my opinion that:

       1. The Company is a stock life insurance corporation duly organized and validly existing under the laws of the State of Illinois and is duly authorized under such laws to issue and sell life, accident and health insurance, and annuity contracts.

       2. Separate Account VUL is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Illinois.

       3. The issuance and sale of the 1995 Policies were duly authorized by the Company, and the 1995 Policies are legal and binding obligations of the Company in accordance with their terms.

       I hereby consent to the filing of this opinion as an exhibit to the Form 24F-2 to be filed by Separate Account VUL with the Securities and Exchange Commission.



                                                Very truly yours,


                                                Stephen P. Horvat, Jr.
                                                Senior Vice President,
                                                  General Counsel and
                                                  Secretary